Exhibit 23.2

                            INDEPENDENT AUDITORS' CONSENT


 We consent to the incorporation by reference in this Registration Statement of Leviathan Gas Pipeline Partners, L.P. on Form S-8 of our report dated February 18, 1998 relating to the financial statements of High Island Offshore System as of December 31, 1997 and 1996 and for the years then ended, appearing in the Annual Report on Form 10-K of Leviathan Gas Pipeline Partners, L.P. for the year ended December 31, 1997.

                                      /s/ Deloitte & Touche LLP
                                      DELOITTE & TOUCHE LLP
Detroit, Michigan
January 12, 1999